Exhibit 99.1

FSK Reports First Quarter 2019 Financial Results and

Declares Regular Distribution for Second Quarter

PHILADELPHIA, PA, May 8, 2019 – FS KKR Capital Corp. (NYSE: FSK), a publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its operating results for the quarter ended March 31, 2019, and that its board of directors has declared its second quarter 2019 regular distribution.

Financial Highlights for the Quarter Ended March 31, 2019(1)

•	Net investment income of $0.18 per share, compared to $0.21 per share for the quarter ended March 31, 2018

•	Adjusted net investment income of $0.18 per share, compared to $0.21 per share for the quarter ended March 31, 2018(2)

•	Total net realized and unrealized gain of $0.01 per share, compared to a total net realized and unrealized loss of $0.15 per share for the quarter ended March 31, 2018

•	Paid cash distributions to stockholders totaling $0.19 per share(4)

•	Total purchases of $549 million versus $510 million of sales and repayments gross and $428 million net of $82 million of sales to the JV

•	Net asset value of $7.86 per share, compared to $7.84 per share as of December 31, 2018

•	FSK repurchased $56 million of shares year-to-date through May 7, 2019 under the previously announced $200 million share repurchase program

“During the first quarter, we made further progress on our long-term strategic initiatives, and continued improving upon our portfolio,” said Michael Forman, Chairman and Chief Executive Officer of FSK. “We feel well positioned with our significant scale and quality deal flow, and believe our continued execution of our share repurchase program demonstrates our confidence and our commitment to aligning ourselves with our shareholders.”

Declaration of Regular Distribution for Second Quarter 2019

FSK’s board of directors has declared a regular cash distribution for the second quarter of $0.19 per share, which will be paid on or about July 2, 2019 to stockholders of record as of the close of business on June 19, 2019.

Summary Consolidated Results

	Three Months Ended
(dollars in millions, except per share data) (all per share amounts are basic and diluted)(1)	March 31, 2019	December 31, 2018	March 31, 2018
Total investment income	$195	$103	$101
Net investment income	95	53	51
Net increase (decrease) in net assets resulting from operations(3)	101	(119)	13
Net investment income per share	$0.18	$0.19	$0.21

	Three Months Ended
(dollars in millions, except per share data) (all per share amounts are basic and diluted)(1)	March 31, 2019	December 31, 2018	March 31, 2018
Adjusted net investment income per share(2)	$0.18	$0.21	$0.21
Total net realized and unrealized gain (loss) per share	$0.01	$(0.62)	$(0.15)
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.19	$(0.43)	$0.05
Stockholder distributions per share(4)	$0.19000	$0.28000	$0.19000
Net asset value per share at period end	$7.86	$7.84	$9.16
Weighted average shares outstanding	527,507,132	277,283,374	245,713,188
Shares outstanding, end of period	524,082,691	531,478,739	245,587,856

(dollar amounts in millions)		As of March 31, 2019	As of December 31, 2018
Total fair value of investments		$7,440	$7,387
Total assets		7,733	7,705
Total stockholders’ equity		4,120	4,166

Portfolio Highlights as of March 31, 2019

•	Total fair value of investments was $7.4 billion of which 74% was invested in senior secured securities.

•	Direct originations(5) represented approximately 90% of the portfolio by fair value as of March 31, 2019.

•	Weighted average annual yield on accruing debt investments(6) was 10.8%, compared to 10.8% as of December 31, 2018.

•	Exposure to the top ten largest portfolio companies by fair value was 20% as of March 31, 2019, compared to 19% as of December 31, 2018.

Total Portfolio Activity

	Three Months Ended
(dollar amounts in millions)	March 31, 2019	December 31, 2018	March 31, 2018
Purchases(7)	$549	$220	$116
Sales and redemptions	(510)	(397)	(216)
Net portfolio activity	$39	$(177)	$(100)

	As of March 31, 2019	As of December 31, 2018
Portfolio Data
Total fair value of investments	$7,440	$7,387
Number of Portfolio Companies	186	204
% of Investments on Non-Accrual (based on fair value)(8)	0.4%	1.0%

Asset Class (based on fair value)
Senior Secured Loans — First Lien	54.2%	54.2%
Senior Secured Loans — Second Lien	15.7%	15.1%
Other Senior Secured Debt	3.7%	4.6%
Subordinated Debt	5.4%	5.8%
Asset Based Finance	9.1%	8.9%
Strategic Credit Opportunities Partners, LLC	4.1%	4.0%
Equity/Other	7.8%	7.4%

	As of March 31, 2019	As of December 31, 2018

Interest Rate Type (based on fair value)(6)
% Variable Rate Debt Investments	69.4%	68.1%
% Fixed Rate Debt Investments	15.3%	16.5%
% Other Income Producing Investments	7.2%	6.8%
% Non-Income Producing Investments(9)	7.7%	7.6%
% of Investments on Non-Accrual	0.4%	1.0%

Direct Originations

	As of March 31, 2019	As of December 31, 2018
Direct Originations Portfolio Data
Total Fair Value of Direct Originations	$6,693	$6,510

Leverage and Liquidity as of March 31, 2019

•

Net debt to equity ratio(10) of 80%, based on $3.4 billion in total debt outstanding and $92 million of cash and foreign currency and stockholders’ equity of $4.1 billion. FSK’s weighted average effective interest rate (including the effect of non-usage fees) was 4.73%.

•	Cash and foreign currency of $92 million and availability under its financing arrangements of $1,160 million, subject to borrowing base and other limitations.

Conference Call Information

FSK will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, May 9, 2019, to discuss its first quarter 2019 financial results. All interested parties are welcome to participate. You can access the conference call by dialing (833) 818-6808 and using the conference ID 7067878 approximately 10 minutes prior to the call. The conference call will also be webcast, which can be accessed from the Investor Relations section of FSK’s website at www.fskkrcapitalcorp.com under Events and Presentations.

A replay of the call will be available shortly after the end of the call for a period of 30 days following the call by visiting the Investor Relations section of FSK’s website at www.fskkrcapitalcorp.com under Events and Presentations.

Supplemental Information

An investor presentation of financial information will be made available prior to the call in the Investor Relations section of FSK’s website at www.fskkrcapitalcorp.com under Events and Presentations.

About FS KKR Capital Corp.

FS KKR Capital Corp. (NYSE: FSK) is a publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies to achieve the best risk-adjusted returns for its investors. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkrcapitalcorp.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to BDCs with approximately $17 billion in assets under management as of December 31, 2018. The BDCs managed by FS/KKR include FSK, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV and Corporate Capital Trust II.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC. Visit www.fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSK’s operating area, and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSK. The information contained in this press release is summary information that is intended to be considered in the context of FSK’s SEC filings and other public announcements that FSK may make, by press release or otherwise, from time to time. FSK undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSK, or information about the market, as indicative of FSK’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSK’s quarterly report on Form 10-Q for the quarter ended March 31, 2019, which FSK filed with the U.S. Securities and Exchange Commission (the SEC) on May 8, 2019, as well as FSK’s other reports filed with the SEC. A copy of FSK’s annual report on Form 10-Q for the quarter ended March 31, 2019 and FSK’s other reports filed with the SEC can be found on FSK’s website at www.fskkrcapitalcorp.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSK’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSK intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions, including the special distribution referenced herein.

FSK may fund its cash distributions to stockholders from any sources of funds legally available to it, including proceeds from the sale of shares of FSK’s common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSK has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

FS Investments Media Team

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com

Income Statement ($ in millions, except per share data)

	Three Months Ended
	March 31,
	2019	2018
Investment income
Interest income	$153	$75
Paid-in-kind interest income	8	8
Fee income	11	3
Dividend income	1	7
From non-controlled/affiliated investments:
Interest income	2	2
Paid-in-kind interest income	4	3
From controlled/affiliated investments:
Interest income	3	1
Paid-in-kind interest income	4	2
Dividend income	9	—

Total investment income	195	101

Operating expenses
Management and investment adviser fees	29	18
Subordinated income incentive fees	24	12
Administrative services expenses	1	1
Accounting and administrative fees	0	0
Interest expense	43	20
Other general and administrative expenses	3	2

Total operating expenses	100	53
Management fee waiver	—	(3)

Net expenses	100	50

Net investment income	95	51

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(15)	(4)
Non-controlled/affiliated investments	—	0
Controlled/affiliated investments	(3)	—
Net realized gain (loss) on swap contracts	1	—
Net realized gain (loss) on foreign currency	2	0
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	(30)	(17)
Non-controlled/affiliated investments	53	(6)
Controlled/affiliated investments	(7)	(10)
Net change in unrealized appreciation (depreciation) on swap contracts	4	—
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	1	—
Net change in unrealized gain (loss) on foreign currency	—	(1)

Total net realized and unrealized gain (loss)	6	(38)

Net increase (decrease) in net assets resulting from operations	$101	$13

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.19	$0.05

Weighted average shares outstanding	527,507,132	245,713,188

Balance Sheet ($ in millions, except per share data)

	March 31, 2019 (Unaudited)	December 31, 2018
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$6,515 and $6,457, respectively)	$6,245	$6,217
Non-controlled/affiliated investments (amortized cost—$454 and $382, respectively)	483	358
Controlled/affiliated investments (amortized cost—$824 and $917, respectively)	712	812

Total investments, at fair value (amortized cost—$7,793 and $7,756, respectively)	7,440	7,387
Cash	86	101
Foreign currency, at fair value (cost—$6 and $3, respectively)	6	3
Receivable for investments sold and repaid	123	144
Income receivable	65	60
Unrealized appreciation on foreign currency forward contracts	4	3
Deferred financing costs	6	6
Prepaid expenses and other assets	3	1

Total assets	$7,733	$7,705

Liabilities
Payable for investments purchased	$15	$6
Credit facilities payable (net of deferred financing costs of $4 and $2, respectively)	2,076	2,070
Unsecured notes payable (net of deferred financing costs of $1 and $1, respectively)	1,322	1,321
Unrealized depreciation on swap contracts	12	16
Unrealized depreciation on foreign currency forward contracts	0	0
Stockholder distributions payable	100	45
Management and investment adviser fees payable	29	20
Subordinated income incentive fees payable	24	14
Administrative services expense payable	2	1
Interest payable	26	28
Directors’ fees payable	0	0
Other accrued expenses and liabilities	7	18

Total liabilities	3,613	3,539

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 750,000,000 shares authorized, 524,082,691 and 531,478,739 shares issued and outstanding, respectively	1	1
Capital in excess of par value	4,188	4,235
Accumulated earnings (accumulated deficit)	(69)	(70)

Total stockholders’ equity	4,120	4,166

Total liabilities and stockholders’ equity	$7,733	$7,705

Net asset value per share of common stock at period end	$7.86	$7.84

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). FSK uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSK’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSK’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures(1)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
GAAP net investment income per share	$0.18	$0.19	$0.21
Plus capital gains incentive fees per share	—	—	—
Plus excise taxes per share	—	0.02	—
Plus one-time expenses per share	—	—	—
Adjusted net investment income per share(2)	$0.18	$0.21	$0.21

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
GAAP net realized and unrealized gain (loss) per share	$0.01	$1.97	$(0.15)
Less change in unrealized appreciation from merger accounting	—	$(2.59)	—
Adjusted GAAP net realized and unrealized gain (loss) per share	$0.01	$(0.62)	$(0.15)

1)	Per share data was derived by using the weighted average shares of FSK’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.

2)

Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes; and (iii) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSK’s normal course of business (referred to herein as one-time expenses). FSK uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income can be found above.

3)

Three months ended December 31, 2018 excludes the impact of $717 million in unrealized appreciation resulting from merger accounting. See FSK’s annual report on Form 10-K for the year ended December 31, 2018 for additional information.

4)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.

5)	See FSK’s quarterly report on Form 10-Q for the three months ended March 31, 2019 for a description of FSK’s investment strategies, including its definition of “direct originations.”

6)

See FSK’s quarterly report on Form 10-Q for the three months ended March 31, 2019 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.

7)	Purchases during the three months ended December 31, 2018 do not include investments acquired in connection with the acquisition of Corporate Capital Trust, Inc.

8)	Interest income is recorded on an accrual basis. See FSK’s quarterly report on Form 10-Q for the three months ended March 31, 2019 for a description of FSK’s revenue recognition policy.

9)	Does not include investments on non-accrual status.

10)	Net debt to equity ratio is debt outstanding, net of cash and foreign currency divided by net assets.